Exhibit 5.7

THOMAS A. ANSLEY
HAROLD I. APOLINSKY
JOHN BAGGETTE
KATHERINE N. BARR
S. TRAVIS BARTEE
ROBERT R. BAUGH
ROBIN L. BEARDSLEY
CHRISTOPHER S. BERDY
JOSEPH S. BLUESTEIN
CHRISTOPHER A. BOTTCHER
STEVEN A. BRICKMAN
JOHN P. BURBACH
DANIEL J. BURNICK
TIMOTHY A. BUSH
JULIAN D. BUTLER
W. TODD CARLISLE
JAMES B. CARLSON
JOHN GREGORY CARWIE
FRED L. COFFEY, JR.
RICHARD COHN
STEPHEN G. COLLINS
JOHN H. COOPER
KRISTEN S. CROSS
R. RYAN DAUGHERTY
J. MASON DAVIS, JR.
TIMOTHY D. DAVIS
GREGGORY M. DEITSCH
CHARLES R. DRIGGARS
JAIME C. ERDBERG
KARL B. FRIEDMAN
SAMUEL D. FRIEDMAN

EDWARD M. FRIEND, III
STEPHEN R. GEISLER
GAILE PUGH GRATTON
PETER J. HARDIN
JACK E. HELD
JERRY E. HELD
ERIN E. HESLIP
CRYSTAL H. HOLMES
KAYE K. HOUSER
JOHN M. HUNTER
ELIZABETH H. HUTCHINS
TRAVIS S. JACKSON
DONALD E. JOHNSON
SHIRLEY M. JUSTICE
RONALD A. LEVITT
MICHAEL B. MADDOX
JAY G. MAPLES
MARCUS M. MAPLES
MELINDA M. MATHEWS
J. RUSHTON McCLEES
KERRY P. McINERNEY
DAVID R. MELLON
JEFFREY G. MILLER
RICHARD L. MORRIS
T. JULIAN MOTES
J. SANFORD MULLINS, III
R. MICHAEL MURPHY
GEORGE M. NEAL, JR.
MARY BLANCHE NEESE
RODNEY E. NOLEN
CHERYL HOWELL OSWALT

2311 Highland Avenue South Birmingham, Alabama 35205 Reply to: Post Office Box 55727 Birmingham, Alabama 35255-5727 Telephone (205) 930-5100 Facsimile (205) 930-5101 November 30, 2012

LENORA WALKER PATE
MICHAEL R. PILLSBURY
STEPHEN B. PORTERFIELD
SHAUN K. RAMEY
CYNTHIA RANSBURG-BROWN
C. LEE REEVES
MATTHEW B. REEVES
J. JEFFERY RICH
JOE H. RITCH
JOSEPH T. RITCHEY
KELLI F. ROBINSON
MEAGHAN E. RYAN
MAURICE L. SHEVIN
TANYA K. SHUNNARA
J. SCOTT SIMS
BRADLEY J. SKLAR
ANTHONY R. SMITH
KYLE T. SMITH
RODERIC G. STEAKLEY
CRAIG M. STEPHENS
JUDITH F. TODD
THOMAS G. TUTTEN, JR.
GEORGE M. VAN TASSEL, JR.
JAMES E. VANN
VICTOR S. VASILE
JOSE D. VEGA
JAMES S. WILLIAMS
CATHERINE L. WILSON
DAVID M. WOOLDRIDGE
DONALD M. WRIGHT
PETER M. WRIGHT

REGISTERED PATENT ATTORNEYS:

J. JEFFERY RICH

OF COUNSEL:

JULIE W. JORDAN

LEIGH A. KAYLOR

STUART LEACH

COLLEEN McCULLOUGH

WANDA S. McNEIL

JOEL A. MENDLER

DIANE C. MURRAY

DAVID M. O’BRIEN

GINNY COCHRAN RUTLEDGE

JAMES R. STURDIVANT

JEFF G. UNDERWOOD

SANDRA L. VINIK

CAROLINE E. WALKER

SUSANNAH R. WALKER

CYNTHIA W. WILLIAMS

MORRIS K. SIROTE (1909-1994)

JAMES L. PERMUTT (1910-2005)

E. M. FRIEND, JR. (1912-1995)

WILLIAM G. WEST, JR. (1922-1975)

MAYER U. NEWFIELD (1905-2000)

AAR Corp.

1100 N. Wood Dale Road

Wood Dale, Illinois 60191

Re:                           Registration Statement on Form S-4.

Ladies and Gentlemen:

We have acted as special counsel in the State of Alabama (the “State”) to Brown International Corporation, an Alabama corporation (“Brown”), and Summa Technology, Inc., an Alabama corporation (“Summa”, and together with Brown, the “Alabama Entities”), in connection with the Alabama Entities’ guarantees (the “Guarantees”) of up to $175,000,000 in aggregate principal amount of 7¼% Senior Notes due 2022 (the “Exchange Notes”) of AAR CORP., a Delaware corporation (the “Company”).  The Exchange Notes and the related Guarantees will be issued pursuant to an exchange offer to be made pursuant to a registration statement on Form S-4 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on or about November 30, 2012 under the Securities Act of 1933, as amended.  The Exchange Notes and the related Guarantees  will be issued pursuant to an indenture dated as of January 23, 2012, among the Company, the Guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a supplemental indenture dated as of November 30, 2012 (such indenture, as so amended, the “Indenture”). This opinion letter is being delivered at the request of the Alabama Entities in connection with the Registration Statement.

In connection with our representation of the Alabama Entities, and as a basis for the opinions hereinafter set forth in numbered paragraphs 1 through 5 below (the “Opinions”), we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the following documents and instruments (the “Documents”, with the Documents identified in paragraphs (i) and (ii) below referred to herein, collectively, as the “Transaction Documents”):

Law Offices and Mediation Centers
2311 Highland Avenue South Birmingham, Alabama 35205 Main: (205) 930-5100	305 Church Street/Suite 800 Huntsville, Alabama 35801 Main: (256) 536-1711 http://www.sirote.com	One St. Louis Centre/Suite 1000 Mobile, Alabama 36602 Main: (251) 432-1671

(i)                                    An executed copy of the Indenture dated as of January 23, 2012 (including the Guarantees of the Alabama Entities);

(ii)                                 An executed copy of the First Supplemental Indenture dated as of November 30, 2012;

(iii)                              The Registration Statement;

(iv)                             The Articles of Incorporation of Brown, as amended (the “Brown Articles”), as certified by the Secretary of State of the State of Alabama (the “Alabama Secretary of State”) on November 29, 2012;

(v)                                The Amended and Restated Bylaws of Brown (the “Brown Bylaws”), as certified by the Secretary of Brown on January 23, 2012 as being complete, accurate and in effect;

(vi)                             The Articles of Incorporation of Summa, as amended (the “Summa Articles”), as certified by the Alabama Secretary of State on November 29, 2012;

(vii)                          The Amended and Restated Bylaws of Summa (the “Summa Bylaws”), as certified by the Secretary of Summa on January 23, 2012 as being complete, accurate and in effect;

(viii)                       A certificate from the Alabama Secretary of State, dated November 29, 2012, certifying that Brown was formed in Madison County, Alabama on October 1, 1986 and has not been dissolved, cancelled or terminated as of the date thereof;

(ix)                             A certificate of the Alabama Department of Revenue (the “Alabama Department of Revenue”), dated November 29, 2012, certifying that Brown is in good standing as a domestic corporation;

(x)                                A certificate from the Alabama Secretary of State, dated November 29, 2012, certifying that Summa was formed in Madison County, Alabama on June 1, 1984 and has not been dissolved, cancelled or terminated as of the date thereof;

(xi)                             A certificate of the Alabama Department of Revenue, dated November 29, 2012, certifying that Summa is in good standing as a domestic corporation;

(xii)                          Copies of resolutions adopted by the Board of Directors of each of the Alabama Entities relating, among other things, to the execution of the Indenture, as certified by the Secretary of the Alabama Entities on January 23, 2012 as being complete, accurate and in effect; and

(xiii)                       A certificate of the Secretary of the Alabama Entities, dated as of the date hereof, as to certain facts relating to the Alabama Entities and the incumbency and signatures of certain officers of the Alabama Entities.

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter, and, by accepting this opinion letter, you acknowledge not to have requested, or relied on, any such independent investigation or verification by us.  However, we are not aware of any information that contradicts or varies from any of the matters that we have assumed as relevant to the Opinions expressed below.

The Opinions contained in this opinion letter are only expressions of professional judgment regarding the legal matters addressed and are not guarantees that a court would reach any particular result.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.  We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Alabama Entities and the due authorization, execution and delivery of all documents by the parties thereto other than the Alabama Entities.  We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Alabama Entities.

We have also assumed that:

(i)                                     the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii)                                  any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

(iii)                               the Original Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv)                              the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v)                                 the Company and Alabama Entities will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1.                                      Each of the Alabama Entities has been duly organized and is validly existing as a corporation in good standing under the laws of the State.

2.                                      Each of the Alabama Entities has corporate power and authority to enter into and perform its obligations under the Transaction Documents.

3.                                      The execution, delivery and performance by each of the Alabama Entities of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all requisite corporate action necessary on the part of the Alabama Entities.

4.                                      The Indenture has been duly authorized, executed and delivered by each Alabama Entity.

5.                                      No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the State (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Exchange Notes will be offered or sold, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Indenture.

The opinions set forth above are subject to the following qualifications:

A.                                    For purposes of our Opinions in paragraph 1 above as to the existence and good standing of the Alabama Entities (but not their due incorporation), we have relied solely upon the documents described in items (viii) through (xi) above.

B.                                    In rendering the Opinions set forth above, we have made no examination of, and we express no opinion with respect to, any accounting, federal or state anti-trust, tax, securities or “blue sky” laws with respect to the transactions contemplated by the Transaction Documents. Our Opinion in paragraph 5 above is not intended to cover consents, approvals or filings which might be required as a result of the conduct by either Alabama Entity or any other related party of its business or operations.

C.                                    Our Opinions are limited to only those laws, rules and regulations that we have, in the exercise of customary professional diligence, but without any special investigation, recognized as generally applicable to the transactions contemplated by the Transaction Documents and to business organizations of the same type as the Alabama Entities (i.e., State corporations) which are not engaged in regulated business activities and specifically exclude the USA Patriot Act, the Trading with the Enemy Act, Executive Order 13224 and similar laws and regulations.

D.                                    The foregoing Opinions are limited to the laws of the State and the federal laws of the United States of America, and we express no opinions with respect to the laws of any other jurisdiction.

The Opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date.  The Opinions herein are limited to the matters expressly set forth in paragraphs 1 through 5 of this opinion letter, and no opinion or representation is given or may be inferred beyond the Opinions expressly set forth in paragraphs 1 through 5 of this opinion letter.

This opinion is furnished to you in connection with the filing of the Registration Statement, in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act.  Schiff Hardin LLP may rely upon this opinion in connection with its opinion addressed to the Company, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.7 to the Registration Statement.  We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ SIROTE & PERMUTT, P.C.
SIROTE & PERMUTT, P.C.